Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Premium Income Municipal Fund 2, Inc.
33-58240
811-07492

The annual meeting of shareholders was held in the offices of Nuveen Investments on February 24, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies as well as voting on a Plan of Reorganization. The meeting was subsequently adjourned to March 30, 2012.

Voting results for February 24 are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
together as a class
To approve the Agreement and Plan of
Reorganization.


   For
                6,573,781
                       740
   Against
                   420,457
                          -
   Abstain
                   269,671
                          -
   Broker Non-Votes
                2,208,503
                          -
      Total
                9,472,412
                       740



To approve the elimination of the existing fundamental investment policy related to the Funds investment of at least 80% of its assets in insured municipal securities


   For
                6,453,010
                       740
   Against
                   536,813
                          -
   Abstain
                   274,086
                          -
   Broker Non-Votes
                2,208,503
                          -
      Total
                9,472,412
                       740



To approve a new fundamental investment
policy related to the
Funds investment of at least 80% of its
assets in municipal securities.


   For
                6,506,979
                       740
   Against
                   505,824
                          -
   Abstain
                   251,106
                          -
   Broker Non-Votes
                2,208,503
                          -
      Total
                9,472,412
                       740



To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                6,382,348
                       740
   Against
                   563,518
                          -
   Abstain
                   318,043
                          -
   Broker Non-Votes
                2,208,503
                          -
      Total
                9,472,412
                       740



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                6,404,965
                       740
   Against
                   561,762
                          -
   Abstain
                   297,182
                          -
   Broker Non-Votes
                2,208,503
                          -
      Total
                9,472,412
                       740

Proxy materials are herein
incorporated by reference
to the SEC filing on January 27,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0000950123-12-027410.